Exhibit 5.1

March 20, 2024

Constellium SE

Washington Plaza

40-44 rue Washington

75008 Paris

France

Constellium SE –Form F-3 Registration Statement – Exhibit 5.1 opinion

Ladies and Gentlemen,

We have acted as special French counsel to Constellium SE, a Societas Europaea, with its corporate seat in Washington Plaza, 40-44 rue Washington, 75008 Paris, France (the “Issuer”), in connection with the filing under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form F-3 dated as of the date hereof (the “Registration Statement”). The Registration Statement is filed by the Issuer for the registration of the offer and sale, from time to time, of ordinary shares (the “Shares”) described in the Registration Statement and, from time to time, prospectus supplements thereto (each such offering, an “Offering”).

This opinion is furnished to you in order to be filed as an exhibit to the Registration Statement filed by you with the United States Securities and Exchange Commission (the “SEC”).

A.

For the purpose of this opinion, we have exclusively examined and relied upon photocopies or copies received by fax or by electronic means, or originals if so expressly stated, of the following documents:

a)	the Registration Statement;

b)	a copy of the articles of association (statuts) of the Issuer last updated on April 10, 2023, as certified as of March 20, 2024 (the “Articles”);

c)	a copy of the minutes of the general meeting of the Issuer held on June 8, 2023 as certified as of March 20, 2024;

d)	a K-bis extract (Extrait K-bis) of the Issuer issued on March 18, 2024, by the Registre du Commerce et des Sociétés of Paris as of March 17, 2024 (the “Extract”); and

e)

a certificate en matière de procédures collectives relating to the Issuer issued on March 18, 2024, issued by the Registre du Commerce et des Sociétés of Paris as of March 17, 2024 (the “Certificate”).

B.	In rendering this opinion, we have assumed:

a)

the genuineness of all signatures on, and the authenticity and completeness of all documents submitted to us as copies of drafts, originals or execution copies and the exact conformity to the originals of all documents submitted to us as photocopies or copies transmitted by facsimile or by electronic means and that all documents were at their date, and will have remained, accurate and in full force and effect without modification;

b)

that prior to the registration (immatriculation) of the Issuer with the Greffe of the Paris Tribunal de commerce, the Issuer was duly established and validly existed as a Societas Europaea (SE) registered in The Netherlands with a capital divided into 137,867,418 ordinary shares with a nominal value of euro 0.02, each validly issued, fully paid and non-assessable, and all corporate action necessary for the Transfer of Corporate Seat has been taken, and the Transfer of Corporate Seat has been duly authorized and completed, in accordance with the European Council Regulation (EC) No. 2157/2001 (the “SE Regulation”), Dutch law and any other relevant law (other than the laws of the Republic of France);

c)

the resolutions adopted at the annual general meeting of the Issuer referred to in paragraph A(c) above (the “Resolutions”) have been duly approved and have not been superseded, amended, annulled, revoked or rescinded and are in full force and effect as at the date hereof;

d)

that, as of the date hereof, the Issuer is not in a state of cessation of payments (cessation des paiements) (or any similar state in any jurisdiction other than France), and is not subject to any bankruptcy, insolvency, reorganization, moratorium or similar proceedings under laws of the French Republic or of any jurisdiction other than France;

e)

that (i) all corporate and other action required to be taken by the Issuer to authorize the Offering and the issuance of Shares has been, or will have been, duly and validly taken, will not have been annulled, revoked or rescinded and will be in full force and effect, and (ii) each time Shares have been or will be issued, offered, sold, or otherwise transferred such Shares will have been duly subscribed and paid in full by the subscribers thereof in accordance with any applicable law (including, without limitation, the laws of the French Republic) and the Articles and the amount of Shares so issued, offered, sold or otherwise transferred will remain within the limits of the then authorized but unissued amounts of Shares pursuant to the Resolutions or the then applicable resolutions of shareholders of the Issuer;

f)

that any and all authorizations and consents of, or other filings with or notifications to, any public authority or other relevant body or person in or of any jurisdiction which may be required (including, without limitation, the laws of the French Republic) in respect of the Offering have been or will be duly obtained or made, as the case may be; and

g)	that the information set forth in the Extract and the Certificate is on the date hereof complete and accurate.

C.

We are rendering this opinion in our capacity as Avocats au Barreau de Paris and this opinion is limited to, and is to be construed in accordance with, the laws of the French Republic and relates to matters of French law exclusively. This opinion is given on the basis that it is to be governed by, and construed in accordance with, the laws of the French Republic. In this opinion, references to French law or to the laws of the French Republic are to be read as references to the laws and regulations of France in full force and effect as of the date hereof, as interpreted by the Cour de Cassation and the Conseil d’Etat (being the supreme courts of the French judiciary and administrative court systems, respectively) in their decisions reported in major legal publications. We express no opinion as to (i) any matter of foreign law nor as to any matter of fact and, in particular, we express no opinion on European Community law as it affects any jurisdiction other than the Republic of France (ii) matters of competition law, and (iii) matters of taxation. In addition, we have assumed that no foreign law affects the conclusions stated in this opinion and that the recognition by a French court pursuant to a treaty or otherwise of the effects in France of a foreign law does not affect the conclusions stated in this opinion.

This opinion is strictly limited to the matters specifically stated in Section D below and may not be read as extending by implication to any matters not specifically referred to herein. In particular, nothing in this opinion should be taken as expressing an opinion on our part in respect of any representations and warranties of the parties or any other facts, computations or information contained in the Registration Statement or in respect of any other agreement, instrument or document referred to in the Registration Statement.

French law concepts used in this opinion and described in English may not have the same meaning under the laws of other jurisdictions and words appearing in the French language have the meaning ascribed to them under French law and prevail over their translation into English. This opinion is given by GIDE LOYRETTE NOUEL A.A.R.P.I. (“Gide”) and may only be relied upon under the express condition that (i) any issues of interpretation or liability arising hereunder will be governed by the laws of the French Republic and will be brought exclusively before a French court, and (ii) such liability, if any, shall be limited to Gide only, to the exclusion of any of its directors, partners, employees, shareholders and advisors or its or their affiliates and, to the extent applicable, to the aggregate of the amount paid under Gide’s professional insurance in the particular instance and any applicable deductible payable thereunder.

D.

Based upon and subject to the foregoing and to the further qualifications, limitations and exceptions set forth herein, and subject to any factual matters not disclosed to us and inconsistent with the information revealed by the documents reviewed by us in the course of our examination referred to above, we are as at the date hereof of the opinion that (a) the Issuer is duly incorporated (immatriculée), and is validly existing under the laws of the French Republic as a European limited-liability company (Societas Europaea) and (b) upon (i) adoption of all corporate and other action required to be taken by the Issuer to issue Shares and (ii) payment in full of the Shares in accordance with the provisions of the Articles, such Shares will have been duly authorized, validly issued and fully paid up and will be non-assessable.

E.	Our opinions expressed above are subject to the following qualifications:

a)

We have not investigated or verified the truth, accuracy or appropriateness of any representations of factual nature made by the parties in the Registration Statement, or of any information, opinion or statement of facts relating to the Company, or the Shares contained in the aforementioned document, nor have we been responsible for ensuring that no material information has been omitted from it; and;

b)

Our opinion in paragraph D.a) above is solely based on a review of the Articles, the Extract and the Certificate, and the Extract and the Certificate are not conclusively capable of revealing whether or not:

•	a winding-up has been made or a resolution passed for the dissolution (winding-up) of the Issuer, or the Issuer’s operations have terminated (cessation d’activité), or

•	an order for the procédure de sauvegarde, sauvegarde accélérée, sauvegarde financière accélérée, redressement judiciaire or liquidation judiciaire has been issued,

as notice of these matters may not be filed immediately and, when filed, may not be entered on the records immediately. Also, a mandat ad hoc or a conciliatory procedure (procédure de conciliation) will not appear in the Extract and the Certificate.

c)

Our opinions are subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally including, without limitation, laws governing any judicial reorganization (redressement judiciaire), judicial liquidation (liquidation judiciaire), safeguard proceedings (procédure de sauvegarde), accelerated safeguard proceedings (procédure de sauvegarde accélérée), accelerated financial safeguard proceedings (procédure de sauvegarde financière accélérée), appointment of any conciliateur, or ad-hoc agent (mandataire ad-hoc) or judicial administrator (administrateur provisoire), or any procedure in accordance with Livre Sixième of the French Code de commerce, or any similar proceedings in any jurisdiction other than France; and

d)

The term “non-assessable”, which has no recognized meaning in French law, for the purposes of this opinion means that no present or future holder of such Shares will be subject to personal liability, by reason of being such a holder, for additional payments or calls for further funds by the Issuer or any other person.

We assume no obligation to update this opinion or to inform any person of any changes of law or other matters coming to our knowledge occurring after the date hereof which may affect this opinion in any respect. This opinion is given for the purposes of the Registration Statement only and may not be disclosed or quoted other than as an exhibit to (and therefore together with) the Registration Statement, without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus forming a part thereof. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Gide Loyrette Nouel A.A.R.P.I.